Exhibit 99.1

Lode-Star Mining, INC 1 East Liberty Street Suite 600 Reno, NV 89501 Tel -1-775-234-5443 Fax - 1-775-335-1041 info@lode-starmining.com

LODESTAR MANAGEMENT CHANGE

Reno April 4, 2022 – Lode-Star Mining Inc. (“Lode-Star”, the "Company" or "We") (OTCQB:LSMG) announces that Dr. Liora Zilberson has resigned her position as Director and Chief Executive Officer of the Company. In addition to her departure the Company notes that it had not issued the 10,000,000 shares of the Company's common stock as proposed in her consulting agreement.

Mr. Mark Walmesley will resume his role as the Company's Chief Executive Officer.

About Lode-Star Mining Inc.

Lode-Star Mining Inc., traded on the OTC Markets' OTCQB marketplace under the symbol LSMG, is a U.S.-based junior-tier mining company focused on the exploration, development, and production of North American mineral assets.

Contacts for Lode-Star Mining, INC

Mark Walmesley

President

Lode-Star Mining Inc.

phone : (775) 234-5443

e-mail : markw@lode-starming.com

Forward Looking Statements

This news release may contain forward-looking statements that involve known and unknown risks, uncertainties and other factors which may cause LSMG's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward looking statements. Forward-looking statements reflect LSMG's current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Except as required by law, LSMG assumes no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.